                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)      July 15, 1996

                     American Body Armor & Equipment, Inc.
(Exact name of registrant as specified in its charter)

         Florida                       0-18863                  59-2044869
(State or other jurisdiction         (Commission              (IRS Employer
        of incorporation)            File Number)           Identification No.)

         191 Nassau Place Road, Yulee, Florida                         32097
         (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code   (904) 261-4035


        (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets


         On May 13, 1996, the Board of Directors of American Body Armor & Equipment, Inc. (the "Company") held a meeting at which the Board of Directors authorized the purchase by the Company of certain assets of the NIK Public Safety Product Line from IversLee Corporation ("Ivers-Lee"). Ivers-Lee's NIK Public Safety Product Line is a producer and distributor of narcotics testing products. The Company and NIK Public Safety, Inc., a newly formed wholly-owned subsidiary of the Company (collectively, the "Purchaser"), acquired from Ivers-Lee and LFC No. 46 Corp., a wholly-owned subsidiary of Ivers-Lee (Ivers-Lee and LFC No. 46 Corp., collectively, the "Seller"), certain assets of the NIK Public Safety Product Line of Ivers-Lee pursuant to an asset purchase agreement (the "Asset Purchase Agreement"), dated as of July 2, 1996, pursuant to which: (i) the Purchaser agreed to purchase inventory, receivables, intellectual property, contracts and other tangible and intangible properties and related assets of the NIK Public Safety Product Line from the Seller (collectively, the "NIK Assets"); and (ii) in consideration therefor, the Purchaser agreed to issue to the Seller $2,400,000 worth of Common Stock of the Company, to be valued in accordance with the Asset Purchase Agreement (the "NIK Shares"), subject to adjustment (the "Purchase Price"). Such valuation amounted to 310,931 shares of Common Stock of the Company.

         The acquisition of the NIK Assets is being accounted for by the Company under the purchase method of accounting. Of the $2,400,000 Purchase Price, the inventory purchased by the Company is valued at $500,000, receivables are valued at $300,000, and the patents and trademarks are valued at $1,600,000.

         In connection with the execution of the Asset Purchase Agreement, the Purchaser agreed to register the NIK Shares for sale under the Securities Act of 1933, as amended. On the closing date, the Purchaser advanced to the Seller $1,200,000 (the "Advance"). Such Advance will not bear interest and must be repaid by the Seller with the first $1,200,000 realized by the Seller from the sales of the NIK Shares. In the event that the sum of the aggregate net proceeds from sales of the NIK Shares prior to December 31, 1996, less any amounts paid to the Company on account of the Advance (the "Seller's Balance"), and the Advance are less than $2,400,000, the Company has agreed to pay to the Seller, on December 31, 1996, the difference between $2,400,000 and the sum of Seller's Balance and the Advance. In the event that the sum of the Seller's Balance and the Advance at any time exceeds $2,400,000, then Seller has agreed to pay to the Purchaser, an amount equal to the excess of such Seller's Balance and the Advance over $2,400,000. The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Asset Purchase Agreement.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements.

                  Not applicable.

         (b)      Unaudited Pro Forma Financial Information.

         The following unaudited pro forma balance sheet as of March 31, 1996 gives effect to the issuance of the 5% convertible subordinated notes of the Company due April 30, 2001 (the "Notes") and the acquisition of certain NIK Assets as if such transactions had occurred on March 31, 1996.

         The unaudited pro forma balance sheet may not be indicative of the results that actually would have occurred if the transactions referred to above had been in effect on the dates indicated or the results that may be obtained in the future.



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American Body Armor & Equipment, Inc.

Unaudited Pro Forma Balance Sheet
as of March 31, 1996

                                                          Acquisition                   Issuance of
                                             Historical     of NIK                      Convertible
                                                ABA        Assets(1)      Sub-Total       Debt (2)     Pro Forma
                                            -----------   -----------    -----------    -----------   -----------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                       $41,649   ($1,200,000)   ($1,158,351)    $8,950,000    $7,791,649
Accounts receivable                          $1,910,348      $300,000     $2,210,348                   $2,210,348
Inventories                                  $1,198,565      $500,000     $1,698,565                   $1,698,565
Prepaid expenses and other current assets      $500,473                     $500,473                     $500,473
                                            -----------   -----------    -----------    -----------   -----------
         Total current assets                $3,651,035      $400,000     $3,251,035     $8,950,000   $12,201,035
PROPERTY AND EQUIPMENT, net                    $457,582                     $457,582                     $457,582
REORGANIZATION VALUE IN
EXCESS OF AMOUNTS
ALLOCABLE TO IDENTIFIABLE
ASSETS, net                                  $3,541,574                   $3,541,574                   $3,541,574
PATENTS, TRADEMARKS and
OTHER INTANGIBLES                                          $1,855,000     $1,855,000                   $1,855,000
OTHER ASSETS                                    $72,770                      $72,770       $850,000      $922,770
                                            -----------   -----------    -----------    -----------   -----------
TOTAL ASSETS                                 $7,722,961    $1,455,000     $9,177,961     $9,800,000   $18,977,961
                                            ===========   ===========    ===========    ===========   ===========

See Notes to Unaudited Pro Forma Balance Sheet


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

American Body Armor & Equipment, Inc.

Unaudited Pro Forma Balance Sheet - continued as of March 31, 1996

                                                                Acquisition                    Issuance of
                                                  Historical       of NIK                      Convertible
                                                      ABA         Assets(1)      Sub-Total       Debt(2)        Pro Forma
                                                 ------------   ------------   ------------   ------------    ------------
LIABILITIES AND
STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Liability for acquisition of NIK Assets                           $1,455,000     $1,455,000                     $1,455,000

Short term borrowings and current
portion of long-term debt                          $1,733,287                    $1,733,287    ($1,700,000)        $33,287
Accounts payable, accrued expenses and
other current liabilities                            $967,999                      $967,999                       $967,999
                                                 ------------   ------------   ------------   ------------    ------------
         Total current liabilities                 $2,701,286     $1,455,000     $4,156,286    ($1,700,000)     $2,456,286


5% CONVERTIBLE DEBT                                                                            $11,500,000     $11,500,000
OTHER LONG-TERM DEBT AND
CAPITALIZED LEASE OBLIGATION,
less current portion                                  $25,723                       $25,723                        $25,723
                                                 ------------   ------------   ------------   ------------    ------------

        Total liabilities                          $2,727,009     $1,455,000     $4,182,009     $9,800,000     $13,982,009

STOCKHOLDERS' EQUITY
Convertible preferred stock, $1 stated
value, 1,700,000
shares authorized, 0
shares issued and outstanding                              $0                            $0                             $0
Common stock, $.03 par value,
15,000,000 shares authorized, 6,825,835
shares issued and outstanding                        $204,775                      $204,775                       $204,775
Additional paid-in capital                         $3,755,012                    $3,755,012                     $3,755,012
Retained earnings                                  $1,036,165                    $1,036,165                     $1,036,165
                                                 ------------   ------------   ------------   ------------    ------------
         Total stockholders' equity                $4,995,952             $0     $4,995,952             $0      $4,995,952
                                                 ------------   ------------   ------------   ------------    ------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                               $7,722,961     $1,455,000     $9,177,961     $9,800,000     $18,977,961
                                                 ============   ============   ============   ============    ============

See Notes to Unaudited Pro Forma Balance Sheet

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



NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

(1)      Acquisition of NIK Assets

         On July 15, 1996, the Company acquired certain assets of the NIK Public Safety Product Line from Ivers-Lee Corporation (the "NIK Assets"). The purchase price of the acquisition was $2,400,000 in stock, plus $255,000 in costs incurred related to the purchase. The Company acquired inventory, receivables and certain intangibles. The total purchase price was allocated to the NIK Assets based on relative fair market values. Patents, trademarks and other intangibles will be amortized over their respective useful lives, which range from 5-25 years.

(2)      Issuance of Convertible Debt

         On April 30, 1996, the Company issued 5% convertible notes whereby the Company received cash of $11,500,000. The cash was reduced by paying down the Company's credit facility by approximately $1,700,000, and paying debt-related costs of $850,000. The deferred debt issue costs are being amortized over the term of the note, which is five years.

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


(c)      Exhibits.

         The following Exhibit is filed herewith:

         2.1 Asset Purchase Agreement, dated as of July 2, 1996, among the Purchaser and Seller.


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


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             AMERICAN BODY ARMOR & EQUIPMENT, INC.


                             By: /s/Jonathan M. Spiller
                                 ---------------------------------------------
Dated:  July 30, 1996            Name:   Jonathan M. Spiller
                                 Title:  President and Chief Executive Officer


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